SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

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MMEX RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01 Other Events

On April 13, 2017, MMEX Resources Corporation (the “Company”) entered into a Master Services Agreement with Trinity Consultants, Inc. (“ Trinity”) engaging Trinity to file and process the necessary Texas Commission of Environmental Quality (TCEQ) and EPA Region 6 Prevention of Significant Deterioration (PSD) /New Source Review (NSR) Construction Permit and Title V Federal Operating Permit which, if successful, would give MMEX the governmental permissions to build its proposed $450 million, 50,000 barrels per day capacity crude oil refinery in Pecos County, Texas (the “ Refinery Transaction” or the “Project”).

There can be no assurance that the Company will be successful in its efforts to obtain the requisite permits.

The Company has received several requests from its stockholders for additional information regarding the status of the Pecos County Refinery Project development and accordingly discloses the following information:

(1) On February 20, 2017 the Company entered into a purchase and sale agreement (the “PSA”) for the Project location which consists of 500 contiguous acres located on the Texas Pacific Railroad, about 20 miles northeast of Ft. Stockton, Pecos County Texas in the southern part of the Permian Basin. The Company plans to commence the week of April 17, 2017, the survey on the land and other due diligence. The closing date on the land is on or before 180 days from the date of the PSA which was February 20, 2017.

(2) On March 25, 2017 the Company entered into an EPC Contract with KP Engineering, LP (“KPE”). KPE will perform a scoping study, to design and engineer the Refinery. The scoping study, once approved by the Company, will lead to a more detailed FEED study, which is a front- end engineering and design study. This will give the Company more detailed cost numbers and product slate output. The FEED Study is estimated to take another 90 days from the date the scoping study is approved. The EPC Contract provides that KPE will be the EPC contractor to construct the Project.

(3) On February 27, 2017 the Company entered into a confidential engagement letter with a consulting firm to assist the Company in designing the marketing and refined product distribution plan.

(4) On April 13, 2017 the Company entered into the agreement with Trinity described above.

(5) The Company has entered into confidential discussions with a Permian Basin mid-stream crude oil and pipeline supplier to supply the 50,000 BPD of crude oil to the refinery and to build a gathering pipeline to the Refinery plant inlet.

(6) The Company has entered into confidential discussions with investment banks to become the financial advisor for raising the debt and equity for the Project.

There can be no assurance that the Company will be successful in its efforts to complete any or all of these engagements.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to the Company’s ability to continue as a going concern, our lack of revenues, general business conditions, the requirement to obtain significant financing to pursue our business plan, our history of operating losses and other risks detailed from time to time in the Company's SEC reports. In particular, readers should note MMEX undertakes no obligation to update forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: April 17, 2017	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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